UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 18, 2015

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2014 Incentive Plan Payouts

On February 18, 2015, the Compensation Committee of the Board of Directors of Qumu Corporation (the “Company”) recommended and the Board of Directors of the Company approved, cash incentive payments under the Company’s 2014 cash incentive compensation plan as amended by the Compensation Committee effective July 30, 2014 (the “2014 Incentive Plan”) to the Company’s executive officers: Sherman L. Black, Chief Executive Officer; James R. Stewart, Chief Financial Officer; and Vern Hanzlik, President. As previously reported, the 2014 Incentive Plan was amended as of July 30, 2014 to reflect the change in the Company’s business following the sale of the disc publishing business on July 1, 2014 by reallocating the incentive pay opportunity for the second half of 2014 exclusively to the Company’s retained software business.

For the first half of 2014, the incentive pay opportunity to Messrs. Black and Stewart under the 2014 Incentive Plan was based upon the performance of the disc publishing business in the areas of sales and operating income as a percentage of sales (excluding the impact of allocating general and administrative expense to the software business) and the performance of the software business in the areas of (1) 2014 contracted commitments (the dollar value of non-cancellable signed customer purchase commitments) from all software sales, weighted at 60%; (2) 2014 software revenue, weighted at 20%; and (3) 2014 gross margin as a percentage of sales for the software business, weighted at 20%. For the first half of 2014, the incentive pay opportunity for Messrs. Black and Stewart was weighted 25% to the disc publishing performance goals and 75% to the software business performance goals. For the second half of 2014, the incentive pay opportunity for Messrs. Black and Stewart was based only upon performance of the software business. For Mr. Hanzlik, the performance factors were weighted 100% to the software business performance goals for all of 2014.

The Company’s achievement in 2014 against each of the performance measures was plotted on a matrix to determine a performance factor for that measure that would then be weighted as noted to derive a total performance factor. This total performance factor was multiplied by the executive officer’s target incentive pay percentage and base salary to determine the cash incentive amount under the 2014 Incentive Plan.

For the disc publishing business, first quarter 2014 and second quarter 2014 sales and operating income as a percentage of sales (excluding the impact of allocating general and administrative expense to the software business) were each above the targets established for these measures resulting in performance factors of 1.79x and 1.96x, respectively.

For the software business, the Company’s actual 2014 contracted commitments and the Company’s actual 2014 software revenue were slightly less than the respective target amounts. The Company’s 2014 actual gross margin as a percentage of sales was less than the minimum established by the Compensation Committee for this measure, resulting in no incentive pay attributable to this performance measure. The Company’s performance for 2014 resulted in an overall performance factor of 0.7694x attributable to the software business.

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Accordingly, the payouts approved under the 2014 Incentive Plan were: Mr. Black, $287,658, Mr. Stewart, $138,289, and Mr. Hanzlik, $162,536. Of the payout under the 2014 Incentive Plan for Mr. Black, $47,462 related to the performance of the disc publishing business for the first half of 2014 and $240,196 related to the performance of the software business. Of the payout under the 2014 Incentive Plan for Mr. Stewart, $22,817 related to the performance of the disc publishing business for the first half of 2014 and $115,472 related to the performance of the software business. These cash incentive pay amounts are estimates that will be finalized upon completion of the audit of the Company’s financial statements for the year ended December 31, 2014, but the final amounts are not expected to change materially from the estimated amounts stated above. These cash incentive payments will be paid following substantial completion of the audit, which is expected to be on or about March 5, 2015.

Long-Term Incentive Program 2014 Payout

As previously disclosed, the Company established in February 2013 a long-term incentive program (the “LTI Program” ) and in connection with the LTI Program, the Company entered into long-term incentive bonus agreements with each of Messrs. Black and Stewart (the “LTI Agreements” ), which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K dated February 21, 2013. Mr. Hanzlik does not participate in the LTI Program.

Under the LTI Agreements, Mr. Black and Mr. Stewart are eligible for an LTI incentive payment in the amount of $1,500,000 and $590,000, respectively, at the target level. For Mr. Black, the actual amount of the LTI incentive payment will be based all upon performance. For Mr. Stewart, 50% of the LTI incentive payment is based upon time and 50% is based upon performance. In each case, performance is based upon performance measures approved by the Compensation Committee for the two twelve month periods ending December 31, 2013 and 2014.

In February 2014, the Compensation Committee approved performance measures for the year ended December 31, 2014 through the adoption of two matrices, one relating to the disc publishing business and one relating to the software business. In each of the two matrices, a performance factor is determined by referencing incrementally increasing amounts of each of the two performance goals that formed the matrix. If achievement as to any particular performance goal is between two defined amounts in the matrix, the performance factor is interpolated. Further, the performance factor is zero if the minimum performance goals for the matrix are not achieved. Achievement of the performance goals at less than target level results in a decreasing performance factor until the achievement fails to meet the minimum performance goals of the matrix, at which point the performance factor is zero and the executives are entitled to no LTI payment with respect under the matrix. For each of Messrs. Black and Stewart, the performance factors were originally weighted 25% to the disc publishing matrix and 75% to the software matrix.

Following the sale of the disc publishing business, the Compensation Committee determined on July 30, 2014 to allocate all of the potential incentive opportunity under the LTI Program for the twelve month performance period ending December 31, 2014 to the performance goals relating to the Company’s retained software business, with no changes to the software business performance goals or the maximum, target and minimum amounts of such performance goals and no changes to the stock price performance goal that was also part of the software business matrix. Accordingly, for the twelve month performance period ending December 31, 2014, Messrs. Black and Stewart were eligible to earn incentive amounts under the LTI Program based on achievement of 2014 contracted commitments (the dollar value of non-cancellable signed customer purchase commitments) from all software sales and stock price.

For 2014, the Company’s 2014 contracted commitments were slightly less than the target and the stock price as measured for the purposes of LTI Program was within the target range, resulting in a total performance factor was 0.9983x.

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As to Mr. Black’s LTI incentive payment and the performance based portion of Mr. Stewart’s LTI incentive payment, 25% of such amount multiplied by the 2014 matrix performance factor will be paid on March 1, 2015. As a result of achievement of 2014 performance goals under the LTI Program, Mr. Black will be paid $374,363 and Mr. Stewart will be paid $73,625 on March 1, 2015 in accordance with the LTI Agreements. As to the time based portion of Mr. Stewart’s LTI incentive payment, 25% of the such amount, or $73,750, also will be paid on March 1, 2015 in accordance with the LTI Agreement.

Establishment of 2015 Short-Term Incentive Plan

On February 18, 2015, the Compensation Committee approved and the Board of Directors ratified the establishment of the Company’s short-term incentive program for 2015 (the “2015 Incentive Plan” ) and set the cash incentive pay opportunities under the 2015 Incentive Plan for Messrs. Black, Stewart and Hanzlik.

Under the 2015 Incentive Plan, the Compensation Committee determined minimum performance goals for revenue, year end cash balance, and gross margin as a percentage of sales. If the Company fails to achieve any one of these minimum performance goals, the executive will not be eligible for incentive pay under the 2015 Incentive Plan. Once eligible, the executive officers will earn incentive pay under the 2015 Incentive Plan based upon achievement of 2015 contracted commitments (the dollar value of non-cancellable signed customer purchase commitments), revenue and gross margin percentage (weighted 60%, 20% and 20%). The Compensation Committee also set target amounts and maximum amounts for each of 2015 contracted commitments, revenue and gross margin percentage.

If the minimum performance goals are met, the Company’s 2015 achievement as to each performance measure will be plotted on a matrix to determine a performance factor for that measure that will then be weighted as noted to derive a total performance factor. This total performance factor will be multiplied by the executive officer’s target incentive pay percentage and base salary to determine the cash incentive amount earned under the 2015 Incentive Plan. If achievement as to any particular performance goal is between two defined amounts, the performance factor will be interpolated. Achievement of the performance goals at less than target level will result in decreasing performance factors until the achievement fails to meet the minimum performance goals.

The Compensation Committee also approved the cash incentive amounts that the executive officers may earn under the 2015 Incentive Plan based upon percentages of their respective salaries. Under the 2015 Incentive Plan, the maximum incentive amount that may be achieved will not exceed 142% his incentive amount at the target level, or a performance factor of 1.42x, even if actual performance exceeds the maximum for the performance goals. At the achievement of the minimum performance goals, the performance factor is 0.44x.

All incentive amounts earned in 2015 will be paid in the first quarter of 2016 and an executive officer must be employed by the Company as of December 31, 2015 and as of the payment date in order to receive payout of any incentive amounts earned during the year unless termination of employment is due to death, disability or follows a change in control. Additionally, all incentive payments are subject to “clawback” to the extent required by federal law and the Company’s Second Amended and Restated 2007 Stock Incentive Plan (the “2007 Plan”).

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The following table shows the incentive amounts as a percentage of salary that will be earned by Messrs. Black, Stewart and Hanzlik under the 2014 Incentive Plan upon the Company’s achievement of the minimum, target and maximum goals under the 2015 Incentive Plan, assuming all of the initial minimum performance goals were achieved such that the executive was eligible for incentive pay under the 2015 Incentive Plan.

	Incentive Opportunity Under 2015 Incentive Plan As a Percentage of Base Salary

Named Executive Officer	Minimum Goals Achieved	Target Goals Achieved	Maximum Goals Achieved

Sherman L. Black	39.6%	90%	127.8%

James R. Stewart	24.2%	55%	78.1%

Vern Hanzlik	28.6%	65%	92.3%

The Compensation Committee did not change the base salaries for the executive officers for 2015. As was the case for the 2014 Incentive Plan, for the purposes of determining incentive amounts under the 2015 Incentive Plan to Mr. Hanzlik, the Compensation Committee will continue use Mr. Hanzlik’s lower base salary unadjusted for the higher cost of living index in the San Francisco, California metropolitan area.

Independent Director Awards at 2015 Annual Meeting

On February 18, 2015, the Compensation Committee recommended and the Board approved an award under the 2007 Plan of restricted stock units (RSUs) to each non-employee director elected or re-elected to the Board of Directors at the Company’s 2015 Annual Meeting of Shareholders. The grant date will be the date of the 2015 Annual Meeting of Shareholders and the number of shares underlying the RSU award will be equal to $80,000 divided by the fair market value of the Company’s common stock on the grant date, rounded down to the nearest whole share, up to a maximum of 25,000 shares. The vesting, deferral and other terms of the RSU awards will be the same as prior year RSU awards under the 2007 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ Sherman L. Black
Sherman L. Black Chief Executive Officer

Date:  February 18, 2015

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